UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of Earliest Event Reported): January 22, 2009

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #300 Conshohocken, PA		19428
(Address of principal executive offices)		(Zip Code)

  Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On January 26, 2009, CardioNet, Inc. (“we,” “us,” “our” or the “Company”) issued a press release describing, among other things, the appointment of Randy Thurman as Interim President and Chief Executive Officer (see Item 5.02 below).  In the press release, we reconfirmed our full year 2008 revenue guidance at the high end of the range of $117.0 million to $120.0 million.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cohen Employment Agreement

On January 26, 2009, we announced that, effective January 22, 2009, Arie Cohen, the Company’s President and Chief Executive Officer, left the Company to pursue other interests.  Mr. Cohen’s departure constituted a termination without “cause” under the employment agreement, dated November 14, 2008, between us and Mr. Cohen.  In connection with his departure, Mr. Cohen resigned from our Board of Directors as well as all other positions as an officer or director of our subsidiaries.

Under his employment agreement, because Mr. Cohen was terminated without “cause,” he is entitled to receive a severance payment of $1,710,000, to be paid in twenty-four (24) monthly installments of $71,250, that consists of the following:  (i) an amount equal to $900,000, which represents two times (2.0x) Mr. Cohen’s base salary of $450,000, plus (ii) an amount equal to $810,000, which represents two times (2.0x) his on-target annual performance incentive bonus of $405,000.  We also agreed to pay Mr. Cohen $400,000 for his contributions to the Company during 2008.  The payment of these amounts is subject to Mr. Cohen’s execution and non-revocation of a Release and Waiver of Claims, which Mr. Cohen executed on January 25, 2009.  This release and waiver is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Under his employment agreement, Mr. Cohen will also receive an amount equal to his accrued base salary and unused vacation through January 22, 2009, and reimbursement for certain taxes arising from the relocation benefits he received.  Mr. Cohen will also be eligible for continued participation in our medical, dental and vision plans for a period ending on the earlier of: (i) January 22, 2011, or (ii) the date on which Mr. Cohen becomes eligible to enroll in any similar plan offered by another employer, at the same premium rates and cost sharing as may be charged from time to time for our employees generally, as if Mr. Cohen had continued to be employed by the Company during such period.

The foregoing description of certain terms of Mr. Cohen’s employment agreement is qualified in its entirety by reference to the copy of the employment agreement which is attached as Exhibit 99.3 to this report and is incorporated by reference herein.

Thurman Letter Agreement

On January 28, 2009, we entered into a letter agreement with Randy Thurman pursuant to which Mr. Thurman, who currently serves as the Executive Chairman of our Board of Directors, has agreed to also serve as our interim President and Chief Executive Officer (“interim CEO”).  The term of the letter agreement commences on January 28, 2009 and continues until terminated in accordance with the terms of the letter agreement.  Except with respect to the continued vesting of equity grants previously made to Mr. Thurman while serving as Executive Chairman of our Board of Directors, the letter agreement supersedes and replaces the letter agreement we previously entered into with Mr. Thurman dated July 7, 2008 (the “Chairman Agreement”) regarding the terms and conditions of Mr. Thurman’s service as Executive Chairman of our Board of Directors.  Upon our selection and hiring of a permanent Chief Executive Officer, Mr. Thurman will cease to serve as interim CEO but will continue as Executive Chairman and the terms and conditions provided by the Chairman Agreement will be fully reinstated.

Pursuant to the terms of the letter agreement, Mr. Thurman is entitled to a base salary of $500,000.  Mr. Thurman will be eligible to participate in our Management Incentive Plan (the “MIP”) in accordance with its terms.  Mr. Thurman’s target annual bonus opportunity under the Management Incentive Plan will be 100% of base salary.  Any bonus Mr. Thurman earns will be paid based on actual performance for the year in question, in accordance with the MIP; provided that there will be no requirement that Mr. Thurman be employed on the payment date of such bonus and such bonus (if earned) will be prorated for 2009 and any other partial year of employment on the basis of a three hundred sixty-five (365) day fiscal year.  In addition, Mr. Thurman will be eligible to participate in our Long Term Incentive Plan (the “LTIP”) for the period he serves as interim CEO at level commensurate with the position of Chief Executive Officer.  His receipt of awards under the LTIP will be subject in all respects to the terms and conditions of the LTIP, as in effect from time to time; provided any award under the LTIP will be prorated for 2009 and any other partial year of employment on the basis of a three hundred sixty-five (365) day fiscal year.  If Mr. Thurman voluntarily resigns from the position of interim CEO prior to the time a permanent Chief Executive Officer has been hired or otherwise materially breaches the letter agreement, he will not be entitled to any bonus or LTIP payment, pro rata or otherwise.

Mr. Thurman will receive the restricted stock unit award under our 2008 Equity Incentive Plan (the “2008 Plan”) with respect to a number of shares of common stock of the Company representing eight thousand dollars ($80,000) made to all directors and approved by the Board on January 22, 2009.  In consideration for accepting the interim CEO role and, in addition to the foregoing base salary, bonus and LTIP opportunity, as soon as practicable following the date of the letter (and in lieu of any award made to directors of the Company in May 2009), Mr. Thurman will receive an additional restricted stock unit award with respect to a number of shares of common stock of the Company representing eighty thousand dollars ($80,000) as of the date of grant.  The restricted stock units will be subject to the same terms and will vest on substantially the same terms as restricted stock unit awards granted to non-employee members of our board. Other than the January 22, 2009 director grant, for so long as Mr. Thurman is employed by the Company, he will no longer be eligible for grants under compensatory arrangements in place for non-employee members of the Board on and after January 28, 2009.

As a condition of Mr. Thurman’s employment as interim CEO, he must execute and abide by the Company’s Proprietary Information and Inventions Agreement will be subject to non-competition restrictions during his employment and for a period of one-year following the termination of his employment with the Company for any reason.

Mr. Thurman’s employment with us is at will and may be terminated by us at any time and for any reason, or for no reason.  Upon any termination by us, Mr. Thurman agrees to resign all positions, including as an officer and, if applicable, as a director or member of the board or any committee thereof.  Unless otherwise determined by our board, termination of Mr. Thurman’s employment as interim CEO will not affect his status as a director.

The foregoing description of the letter agreement between us and Mr. Thurman is qualified in its entirety by reference to the copy of the letter agreement which is attached as Exhibit 99.4 and which is incorporated by reference herein.

Mr. Thurman, 59, has served as our Executive Chairman and a member of our Board of Directors since July 2008. Since May 2008 Mr. Thurman has served as a Senior Advisor to New Mountain Capital, LLC, a private and public equity investment firm. From July 2007 through June 2008 Mr. Thurman served as a consultant to Cardinal Health, Inc., a global healthcare provider. From April 2001 until its acquisition by Cardinal Health, Inc. in July 2007, Mr. Thurman served as Chief Executive Officer of VIASYS Healthcare Inc., a healthcare technology company. Mr. Thurman also served as Chairman of the Board of Directors and President of VIASYS Healthcare Inc. from November 2001 and July 2004, respectively, until the time of its acquisition by Cardinal Health, Inc. From 1996 to April 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, a privately held company providing funding and strategic direction to healthcare technology companies. From 1993 to 1996, Mr. Thurman was Chairman and CEO of Corning Life Sciences, Inc., which was a global leader in clinical laboratory testing, pharmaceutical research and esoteric reference testing. Concurrent with the aforementioned positions, Mr. Thurman served as Chairman of the Board of Directors of Enzon Pharmaceuticals, Inc. from 1994 to 2001. From 1984 to 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company.

Compensation Program for Non-Employee Directors

Also on January 22, 2009, the Board adopted the Compensation Program for Non-Employee Directors (the “Non-Employee Director Compensation Program”), effective as of the date of the 2009 annual meeting of the Company’s stockholders for new and continuing Non-Employee Directors.  All capitalized terms used in the following description of the Non-Employee Director Compensation Program have the meanings set forth in the 2008 Plan.

Initial Restricted Stock Unit Award.  Upon his or her first election or appointment as a member of the Board, a Non-Employee Director will receive a Restricted Stock Unit Award under the 2008 Plan representing the right to receive that number of shares of Common Stock determined by dividing $80,000 by the Fair Market Value of a share of Common Stock on the award date.  The Restricted Stock Units will be fully vested as of the award date and will be distributed in the form of Common Stock on the earliest to occur of the non-employee director’s death, Disability or “separation from service” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)), or a 409A Change in Control, which means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in the Code.

Annual Awards.  For each year of service as a Non-Employee Director beginning with 2009, each Non-Employee Director continuing in service as a Non-Employee Director after the annual meeting will receive the following:

Annual Retainer. At the individual’s election, each Non-Employee Director will receive either a cash award of $50,000 (the “Retainer Amount”) (paid in four quarterly installments over the calendar year as of the last day of each calendar quarter beginning with the first calendar quarter following the date of the annual meeting) or a Nonstatutory Stock Option to purchase that number of shares of Common Stock equal to (a) 300% of the portion, if any, of the Retainer Amount the Non-Employee Director elects to have converted into a Nonstatutory Stock Option divided by (b) the stock option value used by the Company for financial reporting purposes under SFAS 123(R).  For example, if the SFAS 123(R) stock option value on the award date is $10 and the Non-Employee Director elects to convert the full retainer amount, then the Non-Employee Director would receive a Nonstatutory Stock Option to purchase 15,000 shares of Common Stock.  To the extent a Non-Employee Director elects to receive his retainer in the form of a Nonstatutory Stock Option, the Nonstatutory Stock Option will be awarded under the 2008 Plan as of the date of the annual meeting of the Company’s stockholders and will vest in four quarterly installments as of the last day of each calendar quarter beginning with the first calendar quarter following the date of the annual meeting so long as the Non-Employee Director remains in the Continuous Service of the Board as of each vesting date.  Each such Nonstatutory Stock Option will have a ten-year term and once vested, will remain exercisable for the entire ten-year term except in the event a Non-Employee Director is terminated for cause in which case the option will immediately terminate.  Each Non-Employee Director must irrevocably elect the form of in which his or her retainer for each year will be paid prior to the date of the annual meeting of the Company’s stockholders in that year.  The election may be made in 50% increments (ranging from 0% to 100%) and the increments may vary from year to year.  If a Non-Employee Director fails to make an election, such Non-Employee Director’s retainer shall be paid in cash.

Annual Restricted Stock Unit Award.  Each Non-Employee Director will receive a Restricted Stock Unit Award under the 2008 Plan as of the date of the annual meeting of the Company’s stockholders representing the right to receive that number of shares of Common Stock determined by dividing $80,000 by the Fair Market Value on the award date.  The Restricted Stock Units will be fully vested as of the award date and will be distributed on the earliest to occur of the Non-Employee Director’s death, Disability or “separation from service,” or a 409A Change in Control.

Committee Chairperson Retainer.  Non-Employee Directors serving as chairpersons of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Medical Advisory Board will receive additional annual cash compensation as follows:

•                  Audit Committee Chair:  $15,000

•                  Compensation Committee Chair:  $10,000

•                  Nominating and Corporate Governance Committee Chair:  $10,000

•                  Medical Advisory Board Chair:  $10,000

Committee Member Retainer.  Non-Employee Directors serving as chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will receive additional annual cash compensation as follows:

•                  Audit Committee Member:  $7,500

•                  Compensation Committee Member:  $5,000

•                  Nominating and Corporate Governance Committee Member:  $5,000

Non-Employee Director Sale Restrictions and Holding Requirements.  The Non-Employee Director Compensation Program also provides that each Non-Employee Director will be required to hold any Common Stock acquired by such Non-Employee Director on or after January 22, 2009, whether pursuant to the terms of an award of equity compensation by the Company or purchased by the Non-Employee Director on the open market, through the date of the Non-Employee Director’s separation from service with Board for any reason (for the avoidance of doubt, this policy does not apply to shares acquired by a Non-Employee Director prior to January 22, 2009 whether pursuant to the terms of an award of equity compensation by the Company or purchased by the Non-Employee Director on the open market).  Sales made by a Non-Employee Director pursuant to the terms of a valid 10b5-1 plan or in connection with a broker assisted exercise of a Stock Option (as defined in the 2008 Plan) where shares of Common Stock are sold to satisfy payment of the exercise price will not be deemed to violate this requirement.   To the extent a Non-Employee Director is employed by a fund and such Non-Employee Director’s equity compensation from the Company is treated as the fund’s compensation (or otherwise as an economic right of the fund) pursuant to the terms of the arrangement in place between the Non-Employee Director and the fund, the foregoing restrictions will not apply.  Equity awards issued under the 2008 Plan may be transferred in accordance with the applicable provisions of the 2008 Plan, subject to Board approval, if applicable.  If shares or equity awards are transferred (subject to any required approval) for estate planning or gift purposes, such transfers will not be deemed to violate this requirement.

In addition, each Non-Employee Director must hold $200,000 worth of Common Stock within two years of the date such Non-Employee Director joins the Board.  The foregoing requirement maybe satisfied through restricted stock units, vested options or personal holdings.

The foregoing description of the Non-Employee Director Compensation Program is qualified in its entirety by reference to the description of the Non-Employee Director Compensation Program which is attached as Exhibit 99.5 to this report and is incorporated by reference herein.

Restricted Stock Unit Grants

The Board approved a grant of 3,781 restricted stock units under the 2008 Plan to each of following directors: Ronald A. Ahrens, Fred Middleton, Kirk E. Gorman, Woodrow A. Myers Jr., M.D., Randy H. Thurman, Eric N. Prystowsky, M.D and Robert J. Rubin, M.D.  These grants were fully vested upon issuance and will be distributed in the form of common stock on the earliest to occur of the non-employee director’s death, Disability (as defined in the 2008 Plan), “separation from service” (within the meaning of such term under section 409A(a)(2)(A)(i) of the Code or a 409A Change in Control (as defined below).  For purposes of this program, a “409A Change in Control” is a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in section 409A(a)(2)(A)(v) of the Code.

Upon adoption of the Non-Employee Director Compensation Program, the Board determined that, unless it determines otherwise, no further grants shall be made after January 22, 2009 under the Company’s 2008 Non-Employee Directors’ Stock Option Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release by the Company, dated January 26, 2009
99.2	Release and Waiver of Claims, dated January 25, 2009, by Arie Cohen
99.3	Employment Agreement, dated November 14, 2008, between Arie Cohen and the Company
99.4	Letter Agreement, dated January 28, 2009, between Randy Thurman and the Company
99.5	Compensation Program for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

January 28, 2009	By:	/s/ Martin P. Galvan

Name: Martin P. Galvan
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press Release by the Company, dated January 26, 2009
99.2	Release and Waiver of Claims, dated January 25, 2009, by Arie Cohen
99.3	Employment Agreement, dated November 14, 2008, between Arie Cohen and the Company
99.4	Letter Agreement, dated January 28, 2009, between Randy Thurman and the Company
99.5	Compensation Program for Non-Employee Directors